Exhibit 99.1

TNF Pharmaceuticals Announces Strategic Equity Investment Priced at a Premium to Market

Prevail Partners, LLC investment priced at 40% premium to market

Prevail InfoWorks, Inc. to act as Clinical Research Organization partner; global full service CRO with hundreds of clinical trials over a decade

TNF Pharmaceuticals fully funded for clinical trials for next two years

BALTIMORE — October 2, 2024 — TNF Pharmaceuticals, Inc. (Nasdaq: TNFA) (“TNFA” or the “Company”), a clinical stage biopharmaceutical company committed to developing novel oral therapies for autoimmune and inflammatory conditions, today announced that it has secured a strategic equity investment, priced at a 20% premium to a 30-trading days volume weighted average price (VWAP), from Prevail Partners, LLC, a U.S. investment fund focused on life sciences companies. The Company has engaged global full-service Clinical Research Organization (CRO) Prevail InfoWorks, Inc., an affiliate of Prevail Partners, to provide clinical services for the next Phase 2 clinical study using our proprietary drug in sarcopenia/frailty.

“Prevail Partners, a corporate strategic evergreen fund, selects life sciences companies developing novel and breakthrough therapeutics. The fund’s investment in TNFA points to their confidence in our potent oral synthetic TNF-alpha (TNFα-inhibitor MYMD-1’s potential to transform how TNFα-based diseases are treated,” said Mitchell Glass, M.D., President and Chief Medical Officer of the Company. “Prevail InfoWorks recently received industry recognition as the most advanced tech-enabled CRO, and our study will benefit from their unique experience and expertise. We are excited about our new partners and our close alignment of interests in executing our upcoming clinical studies efficiently and effectively.”

Prevail Partners has agreed to purchase 283,019 shares of TNFA common stock at a price of $2.12 per share, representing a 20% premium to the Company’s 30-trading days VWAP as of the closing date of October 1, 2024.

TNFA lead drug candidate, presently designated MYMD-1, is a novel, orally dosed TNFα inhibitor drug for treating multiple conditions related to immune-metabolic dysregulation. MYMD-1 blocks the activity of excess TNFα which supports restoration of control and regulation of the immune system. A successful small Phase 2 study evaluating the safety and efficacy of MYMD-1 as a treatment for sarcopenia was completed in 2023. The statistically significant positive results of the study met primary endpoints for significantly reducing chronic inflammatory markers.

Sarcopenia is the progressive loss of muscle mass and strength, commonly affecting the elderly population due to aging. Sarcopenia affects approximate 10% to 16% of the elderly worldwide.1

Sarcopenia can also affect people with a high body mass index (BMI) in a condition called sarcopenic obesity. Sarcopenia is estimated to affect more than 1 in every 10 young adults of most ethnicities.2

The sarcopenia treatment market is estimated to be $3.07 billion in 2024 and is expected to grow at a CAGR of 4.48% to $4.02 billion by 2029.3 With no FDA-approved treatments for sarcopenia, the estimated $40+ billion in related hospitalization costs is a considerable economic burden on the U.S. healthcare system.4

About Prevail Partners, LLC

Prevail Partners (www.prevailpartners.com) is an investment fund focused on life sciences companies. The fund is designed to take advantage of the attractive returns possible in promising scientific advances in the life science fields of therapeutics, preventive treatments and medical devices. A uniquely favorable feature of the fund is that Prevail InfoWorks applies proprietary technologies and services to equip companies in which the fund invests, giving investors and strategic licensing partners the comfort that the clinical trials have a higher likelihood of success.

About Prevail InfoWorks, Inc.

For over a decade, Prevail InfoWorks (www.prevailinfoworks.com) has been dedicated to providing life science companies with the most innovative and complete technology and service solutions for their clinical development. The company delivers unique products and services that accelerate and de-risk drug development and clinical regulatory process more rapidly and cost effectively, including through real-time actionable intelligence of evolving topline trends and metrics to patient specific data derived from aggregating all clinical, diagnostic, operational and project accounting data. Prevail InfoWorks is an affiliate of Prevail Partners LLC.

About TNF Pharmaceuticals, Inc.

TNF Pharmaceuticals, Inc. (Nasdaq: TNFA) (formerly known as MyMD Pharmaceuticals, Inc.), a clinical stage pharmaceutical company, is focused on developing two novel therapeutic platforms that treat the causes of disease rather than only addressing the symptoms. MYMD-1® is a drug platform based on a clinical stage small molecule that regulates the immune system to control TNF-α, which drives chronic inflammation, and other pro-inflammatory cell signaling cytokines. MYMD-1 is being developed to treat diseases and disorders marked by acute or chronic inflammation. The Company’s second drug platform, Supera-CBD, is being developed to treat chronic pain, addiction and epilepsy. Supera-CBD is a novel synthetic derivative of cannabidiol (CBD) and is being developed to address and improve upon the rapidly growing CBD market, which includes both FDA approved drugs and CBD products not currently regulated as drugs. For more information, visit www.tnfpharma.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and neither the Company nor its affiliates assume any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would’’ and other similar expressions are intended to identify these forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the Company’s ability to maintain compliance with the Nasdaq Stock Market’s listing standards; the timing of, and the Company’s ability to, obtain and maintain regulatory approvals for clinical trials of the Company’s pharmaceutical candidates; the timing and results of the Company’s planned clinical trials for its pharmaceutical candidates; the amount of funds the Company requires for its pharmaceutical candidates; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which the Company operates; the Company’s ability to retain and attract senior management and other key employees; the Company’s ability to quickly and effectively respond to new technological developments; and the Company’s ability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the Company’s proprietary rights. A discussion of these and other factors with respect to the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed by the Company on April 1, 2024, and subsequent reports that the Company files with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Robert Schatz

(646) 421-9523

rschatz@tnfpharma.com

www.tnfpharma.com

1 Metabolism journal, Epidemiology of sarcopenia: Prevalence, risk factors, and consequences (2023)

2 Metabolism journal, Sarcopenia in youth (2023)

3 Mordor Intelligence, Sarcopenia Treatment Market Size & Share Analysis - Growth Trends & Forecasts (2024 - 2029)

4 Journal of Frailty & Aging, Economic Impact of Hospitalizations in US Adults with Sarcopenia (2019)